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                                   EXHIBIT 11
                               AGEMARK CORPORATION

             STATEMENT CONCERNING COMPUTATION OF PER SHARE EARNINGS

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                                                                                        NINE MONTHS ENDED JUNE 30,
                                                                                        --------------------------
                                                                                           2003             2002
                                                                                        ---------        ---------
Common shares issued and outstanding beginning of fiscal year                           1,109,481        1,000,000

Shares cancelled due to inability to contact 10/1/01                                                       -54,393

Shares cancelled due to inability to contact 6/1/02                                                        -19,825

Shares abandoned at 6/1/02                                     `                                            -4,050

Shares issued 6/1/02 on exercise of options                                                                187,749

Weighted average common shares outstanding for period                                   1,109,481          963,815
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